UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 23, 2011

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2175 Point Boulevard Suite 375, Elgin, IL	60123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 836-5670

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 23, 2011, Heritage-Crystal Clean, Inc. (the “Company”), through its subsidiary, Heritage-Crystal Clean, LLC, acquired certain assets of Warrior Oil Service, Inc., JBS Oil, Inc., C&J Recovery, LLC and affiliates, which consists of a group of related companies engaged in the used oil collection business (collectively, “Warrior Group”). The Company acquired these assets for approximately $4.2 million, comprised of $0.9 million in cash, 64,516 shares of the Company’s common stock, and $2.6 million pursuant to three subordinated secured promissory notes (the “Subordinated Notes”).   The obligations under the Subordinated Notes are secured by the assets acquired in the Company’s acquisition of the Warrior Group.   The Subordinated Notes are subordinated to the indebtedness under the Third Amended and Restated Credit Agreement dated as of December 14, 2009 by and between the Company and Bank of America, N.A.  Except in the event of a default, no interest is due and payable on the Subordinated Notes.

C&J Recovery, LLC is the obligee of $800,000 of the amount of the Subordinated Notes.  Payments of this amount are due as follows: one installment of Eighty Thousand and no/100 dollars ($80,000) on May 1, 2011 and eighteen (18) equal quarterly installments of Forty Thousand and no/100 dollars ($40,000) commencing on August 1, 2011 and each November 1, February 1, May 1 and August 1 thereafter, with any remaining amount of the indebtedness due on November 1, 2015.

JBS Oil, Inc. is the obligee of $280,000 of the amount of the Subordinated Notes.  Payments of this amount is due as follows: eleven (11) equal quarterly installments of Twenty-Three Thousand, Three Hundred Thirty Three and 33/100 Dollars ($23,333.33) commencing on May 1, 2011 and continuing each and every August 1, November 1, February 1 and May 1 thereafter and one (1) final payment of Twenty-Three Thousand, Three Hundred Thirty Three and 34/100 dollars ($23,333.34) on February 1, 2014.

Warrior Oil Service, Inc. is the obligee of $1,500,000 of the amount of the Subordinated Notes.  Payments of this amount is be due and payable as follows: one installment of One Hundred Fifty Thousand and no/100 dollars ($150,000.00) on May 1, 2011 and eighteen (18) equal quarterly installments of Seventy-Five Thousand and no/100 dollars ($75,000) commencing on August 1, 2011 and each November 1, February 1, May 1 and August 1 thereafter, with any remaining amount of the Indebtedness due on November 1, 2015.

If any default occurs in the payment of any of the Subordinated Notes and is not cured within ten (10) business days notice to the Company thereof, then the entire amount of the Subordinated Note then remaining unpaid hereunder (a) shall accrue interest at the rate of fifteen percent (15%) per annum from the date of the default until the default is cured and (b) at the option of the holder hereof and without notice, shall become immediately due and payable.

The descriptions set forth above are qualified in their entirety by the Subordinated Notes, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report and which are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

10.1   Promissory Note dated February 23, 2011 made by Heritage-Crystal Clean, LLC and payable to C&J Recovery, LLC

10.2   Promissory Note dated February 23, 2011 made by Heritage-Crystal Clean, LLC and payable to JBS Oil, Inc.

10.3   Promissory Note dated February 23, 2011 made by Heritage-Crystal Clean, LLC and payable to Warrior Oil Service, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

            HERITAGE-CRYSTAL CLEAN, INC.

Date: March 1, 2011                                                                      By: /s/ Gregory Ray
                             Gregory Ray
                              Chief Financial Officer, Vice President
                              Business Management and Secretary